As filed with the Securities and Exchange Commission on August 12, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARDTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0681190 (I.R.S. Employer Identification No.)
3250 Briarpark Drive, Suite 400
Houston, TX 77042
(Address of Principal Executive Offices, including Zip Code)

CARDTRONICS, INC. AMENDED AND RESTATED
2007 STOCK INCENTIVE PLAN
(Full title of the plan)
Michael Keller
General Counsel
3250 Briarpark Drive, Suite 400
Houston, TX 77042
(Name and address of agent for service)
(832) 308-4000
(Telephone number, including area code, of agent for service)
Copies to:
Gillian A. Hobson
Vinson & Elkins L.L.P.
2500 First City Tower, 1001 Fannin
Houston, Texas 77002-6760
(713) 758-2222
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed maximum	Proposed maximum	Amount
securities	to be	offering price per	aggregate offering	of
to be registered	registered (1)	share (2)	price (2)	registration fee
Common Stock, par value $0.0001 per share (4)	2,000,000 shares	$14.59	$29,180,000	$2080.53

(1)	Under General Instruction E of Form S-8, this Registration Statement registers an additional 2,000,000 shares of common stock to be issued under the Cardtronics, Inc. 2007 Stock Incentive Plan, which was amended and restated as the Cardtronics, Inc. Amended and Restated 2007 Stock Incentive Plan (the “Plan”). A Registration Statement on Form S-8 (Registration No. 333-149244) was previously filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2008 covering 3,179,393 shares of common stock to be issued under the Plan (the “Prior Registration Statement”).

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices reported on The Nasdaq Global Market on August 11, 2010 ($14.59 per share).

(3)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall be deemed to cover any additional shares of common stock, par value $0.0001 per share, of Cardtronics, Inc. that may be issued pursuant to stock splits, stock dividends or similar transactions.

REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement registers an additional 2,000,000 of shares of common stock, par value $0.0001 per share, of Cardtronics, Inc. to be offered under the Plan. The contents of the Prior Registration Statement, including each of the documents filed with the Commission and incorporated (or deemed to be incorporated) by reference therein, are incorporated by reference into this Registration Statement pursuant to General Instruction E to Form S-8 regarding registration of additional securities. In addition, all exhibits required by General Instruction E to Form S-8 are filed as exhibits hereto.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8. Cardtronics, Inc. will send or give to all participants in the Plan the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. Cardtronics, Inc. has not filed such documents with the Commission, but such documents, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which have been filed with the Commission by Cardtronics, Inc., are hereby incorporated by reference into this Registration Statement:
•	Cardtronics, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (including information specifically incorporated by reference into the Company’s Form 10-K from the definitive proxy statement on Schedule 14A prepared in connection with the Annual Meeting of Stockholders held on June 15, 2010), filed with the Commission on March 4, 2010.

•	Cardtronics, Inc.’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2010 and June 30, 2010, filed with the Commission on May 7, 2010 and August 6, 2010, respectively.

•	Cardtronics, Inc.’s Current Reports on Form 8-K and 8-K/A, filed with the Commission on January 22, 2010 (Items 5.02 and 9.01); January 27, 2010 (Items 5.05 and 9.01); February 8, 2010 (Items 5.02, 8.01 and 9.01); March 8, 2010 (Items 5.02 and 9.01); March 22, 2010 (Items 7.01, 8.01 and 9.01, except that the disclosures furnished in Item 7.01 and Exhibit 99.2 of the filing are not incorporated by reference); March 31, 2010 (Items 1.01, 7.01 and 9.01, except that the disclosures furnished in Item 7.01 and Exhibit 99.1 of the filing are not incorporated by reference); May 17, 2010 (Items 1.01 and 9.01); June 17, 2010 (Items 5.02, 5.07 and 9.01); June 20, 2010 (Items 1.01 and 1.02); June 22, 2010 (Item 1.01); June 29, 2010 (Items 5.02 and 9.01); and June 29, 2010 (Items 5.02 and 9.01).

•	All other reports filed by Cardtronics, Inc. with the Commission since December 31, 2009 pursuant to Section 13(a) or 15(d) of the Exchange Act.

•	The description of Cardtronics, Inc.’s common stock, $0.0001 par value per share, contained in Cardtronics, Inc.’s Registration Statement on Form S-3 (Amendment No.1) filed with the Commission February 19, 2010 and on Cardtronics, Inc.’s Registration Statement on Form 8-A filed with the Commission on December 3, 2007 (including any amendments or reports filed for the purpose of updating such description).
     Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by Cardtronics, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. For the avoidance of doubt, information furnished pursuant to Item 2.02 or 7.01 of any Current Report on Form 8-K shall not be deemed incorporated by reference herein or otherwise to form a part hereof.
Item 8. Exhibits.
5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Cardtronics, Inc. Amended and Restated 2007 Stock Incentive Plan (incorporated by reference to Cardtronics, Inc. Proxy Statement for the 2010 Annual Meeting of Stockholders contained in Cardtronics, Inc. Schedule 14A filed on April 30, 2010).

23.1	Consent of KPMG LLP.

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 12, 2010.

CARDTRONICS, INC.
By:	/s/ Michael Keller
Michael Keller
General Counsel

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven A. Rathgaber and Michael Keller as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on August 12, 2010.

Signature	Title

/s/ Steven A. Rathgaber	Chief Executive Officer and Director
Steven A. Rathgaber	(Principal Executive Officer)

/s/ J. Chris Brewster	Chief Financial Officer
J. Chris Brewster	(Principal Financial Officer)

/s/ Tres Thompson	Chief Accounting Officer
Tres Thompson	(Principal Accounting Officer)

/s/ J. Tim Arnoult	Director
J. Tim Arnoult

/s/ Robert P. Barone	Director
Robert P. Barone

/s/ Jorge M. Diaz	Director
Jorge M. Diaz

/s/ Fred R. Lummis	Chairman of the Board
Fred R. Lummis

Signature	Title

/s/ Dennis F. Lynch	Director
Dennis F. Lynch

/s/ G. Patrick Phillips G. Patrick Phillips	Director

/s/ Michael A. R. Wilson Michael A. R. Wilson	Director

EXHIBIT INDEX
5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Cardtronics, Inc. Amended and Restated 2007 Stock Incentive Plan (incorporated by reference to Cardtronics, Inc. Proxy Statement for the 2010 Annual Meeting of Stockholders contained in Cardtronics, Inc. Schedule 14A filed on April 30, 2010).

23.1	Consent of KPMG LLP.

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).